UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2015 (February 22, 2015)

New Residential Investment Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2015, New Residential Investment Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Home Loan Servicing Solutions, Ltd., a Cayman Islands exempted company (“HLSS”), and Hexagon Merger Sub, Ltd., a Cayman Islands exempted company and a wholly owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into HLSS (the “Merger”), with HLSS continuing as the surviving company and a wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, and upon the terms and conditions set forth therein, at the effective time of the Merger (the “Effective Time”), each ordinary share of HLSS, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, will be automatically converted into the right to receive $18.25 in cash, without interest (the “Merger Consideration”), other than those shares of HLSS (i) with respect to which dissenting rights under section 238 of the Companies Law (2013 Revision) of the Cayman Islands are properly exercised and not withdrawn or (ii) owned by the Company, HLSS or their subsidiaries. Each option to purchase HLSS shares, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled as of the Effective Time.

The Merger Agreement contains certain customary representations and warranties made by each party, which in the case of HLSS are qualified by the confidential disclosures provided to the Company in connection with the Merger Agreement, as well as matters included in HLSS’s reports filed with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement. The Company and HLSS have agreed to various customary covenants, including covenants regarding the conduct of HLSS’s business prior to the closing of the Merger (“Closing”), covenants requiring HLSS to recommend that its shareholders approve the Merger Agreement and covenants prohibiting HLSS from soliciting alternative acquisition proposals or providing information to or engaging in discussions with third-parties, in each case, except in limited circumstances as provided in the Merger Agreement.

The Merger does not require the approval of the Company’s shareholders and is not conditioned on the receipt of financing by the Company. However, consummation of the Merger is subject to, among other things: (i) approval of the Merger by the requisite vote of HLSS’s shareholders (the “HLSS Shareholder Approval”) and (ii) certain other customary closing conditions. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation, (i) the accuracy of the other party’s representations and warranties and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (in each case subject to customary materiality qualifiers). In addition, the obligations of the Company and Merger Sub to consummate the Merger are subject to the absence of any Company Material Adverse Effect (as defined, and subject to the exclusions set forth, in the Merger Agreement).

The Merger Agreement may be terminated by either party under certain circumstances, including, among others: (i) if the Closing has not occurred by the six-month anniversary of the Merger Agreement; (ii) if a court or other governmental entity has issued a final and non-appealable order prohibiting the Closing; (iii) if HLSS fails to obtain the HLSS Shareholder Approval; (iv) upon a material uncured breach by the other party that would result in a failure of the conditions to the Closing to be satisfied; or (v) if the Board of Directors of HLSS makes an Adverse Recommendation Change (as defined in the Merger Agreement). In addition, prior to obtaining the HLSS Shareholder Approval and subject to the payment of a termination fee, HLSS may terminate the Merger Agreement in order to enter into an agreement for a Superior Proposal (as defined in the Merger Agreement). Upon termination of the Merger Agreement under specified circumstances (including in connection with a Superior Proposal), HLSS will be required to pay the Company a termination fee of $45,400,000. In the event that the Merger Agreement is terminated for failure to obtain the HLSS Shareholder Approval, HLSS will be required to reimburse the Company for out-of-pocket expenses incurred by the Company, up to a maximum amount of $7,000,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, HLSS or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, Merger Sub or HLSS or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub, HLSS or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or HLSS’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and HLSS that is or will be contained in, or incorporated by reference into, the Proxy Statement of HLSS, as well as the Company’s and HLSS’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that each of the Company and HLSS make with the SEC.

Item 8.01	Other Events

On February 22, 2015, the Company and HLSS jointly issued a press release in connection with the Merger. A full text of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01.

On February 23, 2014, the Company and HLSS hosted a conference call at 11:00 AM Eastern Time to discuss the Merger. In advance of the call, the Company posted a presentation to its website. The presentation is being filed herewith as Exhibit 99.2 and the information contained therein is incorporated by reference in this Item 8.01.

Forward Looking Statements

This Current Report on Form 8-K and the exhibits hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the expected closing of the Merger and the timing of the closing thereof. These statements are based on the current expectations and beliefs of Company management and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the control of the Company, such as the consent of third parties. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” incorporated by reference in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.newresi.com).

Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, the following risks relating to the proposed Merger, including in respect of the satisfaction of closing conditions to the Merger; unanticipated difficulties and/or expenditures relating to the Merger; uncertainties as to the timing of the Merger; litigation relating to the Merger; the impact of the Merger on each company’s relationships with employees and third parties; and the inability to obtain, or delays in obtaining cost savings and synergies from the Merger. In addition, the risks to which HLSS’s business is subject, including those risks described in HLSS’s periodic reports filed with the SEC, could adversely affect the proposed merger and, following the completion of the proposed merger, our operations and future prospects.

New risks and uncertainties may also emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

A meeting of the shareholders of HLSS will be announced to obtain shareholder approval of the proposed transaction. HLSS intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of HLSS and will contain important information about the proposed transaction and related matters. HLSS’ SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HLSS, NEW RESIDENTIAL AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by HLSS with the SEC at the SEC’s website at www.sec.gov, at HLSS’ website at www.HLSS.com or by sending a written request to HLSS at Home Loan Servicing Solutions, Ltd. c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, Attention: Secretary.

HLSS, the Company and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the shareholders of HLSS in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of HLSS’ shareholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding HLSS’s directors and officers is included in the 2013 Form 10-K/A and the proxy statement for HLSS’s 2014 Annual Meeting of Shareholders filed with the SEC on April 17, 2014. Additional information regarding the Company’s directors and officers is included in the 2013 Form 10-K and the proxy statement for the Company’s 2014 Annual Meeting of Shareholders filed with the SEC on April 17, 2014

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2015, by and among New Residential Investment Corp., Hexagon Merger Sub, Ltd. and Home Loan Servicing Solutions, Ltd.*

99.1	Press Release, dated February 22, 2015.

99.2	Investor Presentation, dated February 23, 2015.

*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Jonathan Brown
Jonathan Brown
Interim Chief Financial Officer & Chief Accounting Officer

Date: February 23, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2015, by and among New Residential Investment Corp., Hexagon Merger Sub, Ltd. and Home Loan Servicing Solutions, Ltd.*

99.1	Press Release, dated February 22, 2015.

99.2	Investor Presentation, dated February 23, 2015.

*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request.

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